UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2001 Lawrenceville Suwanee Road, Suite 203 Suwanee, GA	30024
(Address of principal executive offices)	(Zip Code)

678-866-3414

(Registrant’s telephone number, including area code)

3055 Breckinridge Blvd. Suite 310, Duluth, GA 30096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2014, the Board of Directors (the "Board") of EZJR, Inc (“EZJR” or “the Company”) ratified and approved an Asset Purchase Agreement with Leader Act Ltd HK, ("Leader") a private Hong Kong corporation. Leader owns a Customer Relations Management ("CRM") software program. The CRM system entails all aspects of interaction that a company has with its customer, whether it is sales or service-related. It also provides a greater understanding of the customer and helps manage customer data and all interaction with the customer. Under the terms of the of Asset Purchase Agreement, Leader agrees to service and maintain the software for a period of two years, afterwards Leader will be paid by EZJR to service and maintain the software In connection with the Asset Purchase Agreement, EZJR purchased the CRM in exchange for 10,000,000 unregistered restricted common treasury shares. The number of shares of common stock of EZJR issued and outstanding prior to the Asset Purchase Agreement was approximately 18,139,576 shares, and immediately after the Asset Purchase Agreement there was approximately 28,139,576 shares. (See Exhibit 10.8 entitled "Asset Purchase Agreement.")

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

As of May 28, 2014, in connection with the Asset Purchase Agreement, EZJR agreed to issue 10,000,000 shares of its unregistered restricted common stock to Leader in exchange for its CRM software.

Before Leader received its unregistered securities, they were known to EZJR and its management, through long-term pre-existing business relationship. EZJR did not engage in any form of general solicitation or general advertising in connection with this transactions. The shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shareholders of Leader acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

EZJR relied upon Section 4(2) of the Securities Act for the offer and sale. EZJR believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.01. Changes in Control of Registrant.

In connection with the Asset Purchase Agreement, described in Section 1.01 of this Current Report on Form 8-K, EZJR on May 28, 2014 issued 10,000,000 unregistered restricted shares of its common stock from its treasury to Leader. As a result, Leader will own approximately 35.4% of the EZJR's common stock immediately following the close of the Asset Purchase Agreement.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares our common stock immediately following execution of the Asset Purchase Agreement by (i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)
Ed Zimbardi Director, President and CEO	Common	1,250,000	4.4%
Barry Hall Executive Chairman & CFO	Common	750,000	2.6%
Adam Alred Director & CTO	Common	1,500,000	5.3%

Denis Betsi Director	Common	0	0%
Juan Hernández Director	Common	0	0%
Brenda Zimbardi(2) Shareholder	Common	7,636,506	27.0%

Financial Pacific(3) Shareholder	Common	1,440,000	5.1%
Leader Act Ltd HK Shareholder (4)	Common	10,000,000	35.4%

Total Officers and Directors as a Group (5 persons)	Common	3,500,000	12.4%

(1)     Percent of Class is based on 28,249,576 common shares issued and outstanding following the purchase of the CRM Software.

(2)     Brenda Zimbardi, P. O. Box 909, Braselton, GA 30517, is beneficial owner who has the ultimate voting control over 7,636,506 shares held in the name of AdMaxOffers.com. Brenda Zimbardi's husband is Ed Zimbardi, the President of the Company who owns 1,250,000 shares. Together, they own over 31% of the issued and outstanding shares in the Company.

(3)     Financial Pacific, Balboa Avenue, BBVA Tower, 16th Floor, Panama City, Panama.

(4)     Leader Act Ltd HK, a private Hong Kong corporation, 3212 East 21st Avenue, Vancouver, British Columbia V5M 2X2, Canada. Aymen Boughanmi is beneficial owner who has the ultimate voting control over 10,000,000 shares held in the name of Leader Act Ltd HK.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 28, 2014, the Board approved the Company's Code of Business Conduct and Ethics (the "Code of Conduct"), which is applicable to all personnel of the Company including the Company's officers and directors. The Code of Conduct, which became effective immediately following Board approval, clarifies expectations for the conduct of directors and officers of the Company and employees providing service to the Company across the various topic areas (e.g., compliance with laws, conflicts of interest, fair dealing).

The foregoing description of the Code of Conduct is qualified in its entirety by the text of the Code of Conduct adopted by the Board, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

We have also adopted Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others. (See Exhibit 99.1.)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.8	Asset Purchase Agreement between EZJR and Leader Act Ltd HK dated May 28, 2014	X
14.1	Code of Business Conduct and Ethics, adopted May 29, 2014.	X
99.2	Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others, adopted May 29, 2014	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EZJR, Inc. Registrant

Date: May 30, 2013	/s/ _Ed Zimbardi_________
Name: Ed Zimbardi
Title: Chief Executive Officer